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                                                                Exhibit 1(a)(16)

                        SCUDDER INTERNATIONAL FUND, INC.
                             ARTICLES SUPPLEMENTARY

                Scudder International Fund, Inc., a Maryland corporation (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors has duly designated and classified twenty million (20,000,000) shares of the authorized but unclassified shares of the Corporation's capital stock as a separate class of the "Latin America Fund" series of the Corporation's capital stock, such class being designated as the "Class M shares" class of the "Latin America Fund" series.

        (1) Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue 2,247,923,888 shares of capital stock, $0.01 par value per share, six hundred twenty million five hundred ninety five thousand five hundred ninety-seven (620,595,597) shares of authorized capital stock were designated as the International Fund, of which one hundred million (100,000,000) shares were designated as the Barrett International shares class of the International Fund, two hundred million five hundred ninety five thousand five hundred ninety-seven (200,595,597) shares were designated as the Class S shares class of the International Fund, one hundred million (100,000,000) shares were designated as the Class AARP shares class of the International Fund, one hundred million (100,000,000) shares were designated as the Class A shares class of the International Fund, fifty million (50,000,000) shares were designated as the Class B shares class of the International Fund, twenty million (20,000,000) shares were designated as the Class C shares class of the International Fund and fifty million (50,000,000) shares were designated as the Class I shares class of the International Fund; three hundred twenty million (320,000,000) shares of authorized capital stock were designated as the Pacific Opportunities Fund, of which one hundred million (100,000,000) shares were designated as the Class S shares class of Pacific Opportunities Fund, one hundred million (100,000,000) shares were designated as the AARP shares class of Pacific Opportunities Fund, fifty million (50,000,000) shares were designated as the Class A shares class of the Pacific Opportunities Fund, fifty million (50,000,000) shares were designated as the Class B shares class of the Pacific Opportunities Fund and twenty million (20,000,000) shares were designated as the Class C shares class of the Pacific Opportunities Fund; three hundred twenty million (320,000,000) shares of authorized capital stock were designated as the Latin America Fund, of which one hundred million (100,000,000) shares were designated as the Class S shares class of the Latin America Fund, one hundred million (100,000,000) shares were designated as the AARP shares class of the Latin America Fund, fifty million (50,000,000) shares were designated as the Class A shares class of the Latin America Fund, fifty million (50,000,000) shares were designated as the Class B shares class of the Latin America Fund and twenty million (20,000,000) shares were designated as the Class C shares class of the Latin America Fund; three hundred twenty million (320,000,000) shares of authorized capital stock were designated as the Greater Europe Growth Fund, of which one hundred million (100,000,000) shares were designated as the Class S shares class of the Greater Europe Growth Fund, one hundred million (100,000,000) shares were designated as the AARP shares class of Greater Europe Growth Fund, fifty million (50,000,000) shares were designated as the Class A shares class of the Greater

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Europe Growth Fund, fifty million (50,000,000) shares were designated as the
Class B shares class of the Greater Europe Growth Fund and twenty million (20,000,000) shares were designated as the Class C shares class of the Greater Europe Growth Fund; three hundred twenty million (320,000,000) shares of authorized capital stock were designated as the Emerging Markets Growth Fund, of which one hundred million (100,000,000) shares were designated as the Class S shares of the Emerging Markets Growth Fund, one hundred million (100,000,000) shares were designated as the AARP shares class of the Emerging Markets Growth Fund, fifty million (50,000,000) shares were be designated as the Class A shares class of the Emerging Markets Growth Fund, fifty million (50,000,000) shares were designated as the Class B shares class of the Emerging Markets Growth Fund and twenty million (20,000,000) shares were designated as the Class C shares class of the Emerging Markets Growth Fund; and three hundred forty-seven million three hundred twenty-eight thousand two hundred ninety-one (347,328,291) shares of capital stock which were not designated or classified. The aggregate par value of all of such shares is $22,479,238.88.

        (2) Immediately after the filing of these Articles Supplementary, the Corporation will continue to have the authority to issue 2,247,923,888 shares of capital stock, $0.01 par value per share, six hundred twenty million five hundred ninety five thousand five hundred ninety-seven (620,595,597) shares of authorized capital stock being designated as the International Fund, of which one hundred million (100,000,000) shares will be designated as the Barrett International shares class of the International Fund, two hundred million five hundred ninety five thousand five hundred ninety-seven (200,595,597) shares will be designated as the Class S shares class of the International Fund, one hundred million (100,000,000) shares will be designated as the Class AARP shares class of the International Fund, one hundred million (100,000,000) shares will be designated as the Class A shares class of the International Fund, fifty million (50,000,000) shares will be designated as the Class B shares class of the International Fund, twenty million (20,000,000) shares will be designated as the Class C shares class of the International Fund and fifty million (50,000,000) shares will be designated as the Class I shares class of the International Fund; three hundred twenty million (320,000,000) shares of authorized capital stock being designated as the Pacific Opportunities Fund, of which one hundred million (100,000,000) shares will be designated as the Class S shares class of Pacific Opportunities Fund, one hundred million (100,000,000) shares will be designated as the AARP shares class of Pacific Opportunities, fifty million (50,000,000) shares will be designated as the Class A shares class of the Pacific Opportunities Fund, fifty million (50,000,000) shares will be designated as the Class B shares class of the Pacific Opportunities Fund and twenty million (20,000,000) shares will be designated as the Class C shares class of the Pacific Opportunities Fund; three hundred forty million (340,000,000) shares of authorized capital stock being designated as the Latin America Fund, of which twenty million (20,000,000) shares will be designated as the Class M shares class of the Latin America Fund, one hundred million (100,000,000) shares will be designated as the Class S shares class of the Latin America Fund, one hundred million (100,000,000) shares will be designated as the AARP shares class of the Latin America Fund, fifty million (50,000,000) shares will be designated as the Class A shares class of the Latin America Fund, fifty million (50,000,000) shares will be designated as the Class B shares class of the Latin America Fund and twenty million (20,000,000) shares will be designated as the Class C shares class of the Latin America Fund; three hundred twenty million (320,000,000) shares of authorized capital stock being designated as the Greater Europe Growth Fund, of which one hundred million (100,000,000) shares will be designated as the Class S shares class of the Greater Europe Growth


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Fund, one hundred million (100,000,000) shares will be designated as the AARP shares class of Greater Europe Growth Fund, fifty million (50,000,000) shares will be designated as the Class A shares class of the Greater Europe Growth Fund, fifty million (50,000,000) shares will be designated as the Class B shares class of the Greater Europe Growth Fund and twenty million (20,000,000) shares will be designated as the Class C shares class of the Greater Europe Growth Fund; three hundred twenty million (320,000,000) shares of authorized capital stock being designated as the Emerging Markets Growth Fund, of which one hundred million (100,000,000) shares will be designated as the Class S shares of the Emerging Markets Growth Fund, one hundred million (100,000,000) shares will be designated as the AARP shares class of the Emerging Markets Growth Fund, fifty million (50,000,000) shares will be designated as the Class A shares class of the Emerging Markets Growth Fund, fifty million (50,000,000) shares will be designated as the Class B shares class of the Emerging Markets Growth Fund and twenty million (20,000,000) shares will be designated as the Class C shares class of the Emerging Markets Growth Fund; and three hundred twenty-seven million three hundred twenty-eight thousand two hundred ninety-one (327,328,291) shares of capital stock which will not be designated or classified. The aggregate par value of all of such shares is $22,479,238.88.

                SECOND: A description of the "Class M shares" class of the "Latin America Fund" series, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and the terms or conditions of redemption of, such shares, as set by the Board of Directors of the Corporation, is as follows:

        (1) Except as provided in the Charter of the Corporation and except as described in (2) and (3) below, the "Class M shares" class of the "Latin America Fund" series shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, as the "Class S shares", the "AARP shares", the Class A shares", the "Class B shares" and the "Class C shares" classes of the "Latin America Fund" series.

        (2) The "Class M shares" class of the "Latin America Fund" series may be issued and sold subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, and to such expenses and fees (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administrative or service agreement, plan or other arrangement, however designated), and to such account size requirements, which may be different from the sales loads, charges, expenses, fees or account size requirements of the "Class S shares", the "AARP shares", the "Class A shares", the "Class B shares" and the "Class C shares" classes of the "Latin America Fund" series, all as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.

        (3) The "Class M shares" class of the "Latin America Fund" series are exchangeable for "Class A shares" class of a Zurich Scudder Investments mutual fund, on such terms and subject to such provisions as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.

                THIRD: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of


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the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of any series or class of the Corporation's capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

                FOURTH: The Board of Directors of the Corporation, at a meeting duly called and held, duly authorized and adopted resolutions designating and classifying the capital stock of the Corporation as set forth in these Articles Supplementary.

                         [signatures begin on next page]

                IN WITNESS WHEREOF, Scudder International Fund, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this __ day of __________, 2001; and its Vice President acknowledges that these Articles Supplementary are the act of Scudder International Fund, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST                                         SCUDDER INTERNATIONAL
                                                 FUND, INC.

---------------------------------              ------------------------------
Caroline Pearson                               John Millette
Assistant Secretary                            Vice President



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